                                                FIRST AMENDMENT TO AMENDED AND RESTATED
                                                        PPA TRANSFER AGREEMENT

         This First Amendment to Amended and Restated PPA Transfer Agreement (the “First Amendment”), dated as of October 10, 2001, amending the Amended and Restated PPA Transfer Agreement, dated as of October 29, 1997 (the “PPATA”), by and between New England
Power Company (“NEP”) and USGen New England, Inc. (“Asset Purchaser”).

         Whereas, NEP and Asset Purchaser are parties to the PPATA; and

         Whereas, NEP and Asset Purchaser desire to amend certain provisions of the PPATA as set forth in this First Amendment.

         Now Therefore, in consideration of the agreements set forth below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Capitalized terms used herein shall have the meaning given them in the PPATA unless otherwise defined herein.

2.       This First Amendment shall be effective as of the date (the “Effective Date”) that both of the following have occurred:  (i)
the first occurrence of a Trigger Event under Section 8(d)(2) of the PPATA for any one of the following Commitments:  Milford Power
L.P., Pawtucket Power Associates L.P., SES Millbury Company L.P., Refuse Energy Systems Company, Lawrence Hydroelectric Associates or
Ridgewood Providence Power Partners, L.P. and (ii) the date on which the Federal Energy Regulatory Commission (“FERC”) shall have approved or accepted for filing this First Amendment.

3.       Section 8(b) of the PPATA is hereby deleted in its entirety and replaced with the following:

         Commencing as of the month following the Effective Date of the First Amendment and continuing for each succeeding month, for the term of each Commitment, through and including January 2008, NEP shall be obligated to pay each of the Power Sellers each month an amount equal to the Applicable Percentage of the Monthly Payment Obligation for each Commitment, provided that such payment shall be 9i) made subject to the performance obligations of each Commitment and (ii) adjusted in accordance with
         Section 8(c) and Section 8(d)(4) below, and such adjusted amount shall be deducted by Asset Purchaser from the amount due NEP under Section 4.

4.       Section 8(c) of the PPATA is hereby deleted in its entirety and replaced with the following:

         In the event that the amount of NEP’s payment set forth in Section 8(b) (as adjusted to reflect any increases pursuant to this Section 8(c)) shall in any month exceed the amount due NEP from Asset Purchaser under Section 4 for each such
         Commitment, NEP shall increase the amount of its obligation in the next month for each such Commitment (in addition to its obligation set forth in Section 8(b)) by the amount of such excess plus interest thereon at the Applicable Discount Rate (as defined in Section 8(d)(3)) from the date payment from Asset Purchaser for such month would have been due to the date of the next payment by Asset Purchaser under Section 4 (the “Excess Obligation”) and Asset Purchaser shall also be allowed to deduct such Excess Obligation from the amount due NEP under Section 4 for each such Commitment in such month.  To the extent that there is any Excess Obligation as of January 31, 2008, NEP shall pay such amount at the direction of Asset Purchaser within thirty days thereafter.

5.       Section 8(d)(5) of the PPATA is hereby deleted in its entirety and replaced with the following:

         Notwithstanding the foregoing, NEP’s obligation to make any Trigger Payment shall, at the option of NEP, be deferred, in whole or in part, pending satisfaction of the following conditions:  (i) NEP shall be reasonably satisfied that the full amount of such Trigger Payment will be currently deductible for Federal and state income tax purposes and that such deduction shall be fully utilized in its Federal and state tax returns and (ii) NEP shall have received approval from all necessary regulatory authorities for any financing that NEP reasonably requires in order to fund such Trigger Payment.  NEP shall use reasonable efforts to obtain and maintain form all regulatory authorities having jurisdiction, approvals for the issuance of up to $100,000,000 in long-term securities for the purposes of funding Trigger Payments.  Following NEP’s payment of at least $50,000,000 in Trigger Payment(s) funded by long-term securities, NEP’s obligation to seek additional regulatory financing approvals is limited to no more than once every years for a minimum of $50,000,000 in each such financing approval.

6.       Section 8(d) of the PPATA is hereby further amended by adding the following text as Section 8(d)(9), which is to be added after Section 8(d)(8) and immediately prior to the beginning of Section 9:

         Notwithstanding any other provision of this Agreement, to the extent that (i) there has been a Trigger Event with respect to any of the Commitments, and NEP has been fully released from all obligations under each such Commitment, and (ii) Asset
         Purchaser elects not to receive a Trigger Payment for that Commitment, then NEP shall pay Asset Purchaser each month for that Commitment an amount equal to the Applicable Percentage for that Commitment times the Monthly Payment Obligation for each month (the “Adjusted Monthly Payment Obligation”), on or before the twenty-first day of the month (and if such day is not a business day, then the next business day) in and after the month in which such event occurs; provided, however, NEP may withhold, in any given month, such Adjusted Monthly Payment Obligation if none of the Power Sellers under the
         Commitments listed in Section 2 of the First Amendment are performing their obligations under their Commitments both to NEP or, if Asset Purchaser is the party to the Commitment(s), to Asset Purchaser, and, in the event of any such withholding by
         NEP of the Adjusted Monthly Payment Obligation, NEP shall pay any such withheld amount plus interest (accrued at the
         Applicable Discount Rate (as defined in Section 8(d)(3)) from the date payment would otherwise have been made by NEP) at
         Asset Purchaser’s direction within 30 days after January 31, 2008.  Asset Purchaser shall promptly inform NEP if, in any given month, none of the Power Sellers under the Commitments listed in Section 2 of the First Amendment are performing their obligations under their Commitments both the NEP or, if Asset Purchaser is the party to the Commitment(s), to Asset
         Purchaser.  Such payments shall continue until such time as (i) Asset Purchaser elects to receive the Trigger Payment in accordance with this Agreement, or (ii) the Applicable Percentage for that Commitment of the Monthly Payment Obligation has been paid in full.

7.       NEP shall file this First Amendment with the FERC promptly after execution and in no event later than fifteen (15) days after execution.

8.       The parties agree that the execution of this First Amendment by the parties and the delivery of signatures by facsimile shall create a binding agreement between the parties.  The parties agree to execute and deliver original signed copies of this First
Amendment to each other as soon as possible thereafter.  This First Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same First Amendment.  Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

9.       NEP and Asset Purchaser each represent and warrant that it has full authority and right to execute, deliver and perform its obligations under this First Amendment, and NEP represents and warrants that, other than the FERC approval or acceptance set forth in
Sections 2(ii) and 7 of this Agreement, no consent, license, approval or authorization of, or action by, or any notice or filing with any court, administrative or governmental body, or any other person or entity is necessary with its execution, delivery and performance of this First Amendment.

10.      Schedule A of the PPATA shall be modified, effective as of September 1, 2001, pursuant to the terms of a certain letter agreement between NEP and Asset Purchaser dated October 10, 2001.

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this First Amendment as of the dates specified below.

NEW ENGLAND POWER COMPANY

By: /s/ Terry L. Schwennesen
Name:  Terry L. Schwennesen
Title:  Vice President, Generation Investments
Date:  October 10, 2001

USGEN NEW ENGLAND, INC.

By: /s/  P. Chrisman Tribe
Name:  P. Chrisman Tribe
Title:  President
Date:  October 10, 2001